CONSULTING AGREEMENT

THIS AGREEMENT is made and entered into as of this 1st day of September, 2001, and is made by and between Rayne Forecast Inc., an Illinois Corporation (hereinafter referred to as "Consultant") located at 29530 N. Birch Ave and Panamed Corporation, a California corporation (hereinafter referred to as the "Company") located at Camarillo, Ca.

WITNESSETH:

WHEREAS, the Company is desirous of obtaining from Consultant financial advice and business consulting services (hereinafter referred to as the "Services");

WHEREAS, Consultant is experienced in providing financial advice and business consulting services such as the Services desired by the Company;

WHEREAS, the Company desires to retain Consultant to provide the Services and Consultant desires to be retained by the Company to provide the Services;

WHEREAS, Consultant will devote substantial time and incur substantial expense in connection with the provision of the Services to the Company, under and pursuant to the terms of this Agreement; and,

WHEREAS, in consideration for Consultant agreeing to devote the time and incur the expense in performing the Services under and pursuant to the terms of this Agreement, the Company agrees to pay Consultant the considerations called for in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the Company and Consultant hereby agree as follows:

AGREEMENT

Section 1. **CONSULTING SERVICES.** Consultant shall provide to the Company, as and when requested in writing by the Company, from time to time and during normal business hours, financial advice and business consultation services concerning, but not limited to:

(i) analyzing corporate reorganization and expansion and investigating and/or assisting in merger and/or acquisition opportunities.

(ii) assist in the creation and execution of plans for the expansion and growth of the operations of the Company, including proposed financing alternatives.

(iii) assist the Company with respect to investigating and evaluating any Investment Entities utilized for financing activities.

(v) assist in determining the structure of and evaluating and analyzing any proposals for financing of the Company's operations;

(vi) assist in reviewing and evaluating escrow arrangements;

(vii) assist in arranging for the printing of any documents required for the placement or offering of the Company's securities and assist in overseeing such printing;

(viii) assist in shareholder and investor relations, by assisting in the hiring of a financial public relations firm and assisting in the preparation of annual reports and other public or press releases of information;

(ix) assist in organizing long term business, managerial and financial planning; and

(x) consult regarding the Company's capital structure; and

(xi) assist in the development and preparation of the Company's Business Plan and Private Placement Memorandum.

Section 2. **ADDITIONAL SERVICES.** In connection with the Services to be provided by Consultant, Consultant, as and when requested by Company, shall compile all due diligence related to and required by the Company and assist the Company in the accumulation of any due diligence material and in the preparation of any and all documents on behalf of the Company as deemed necessary and appropriate by Consultant. Notwithstanding the foregoing, Consultant shall be under no obligation to provide the Consulting Services for any minimum number of hours per month during the term hereof. Any services, if requested, such as rendering opinions on specific transactions, will be the subject of separate agreements between the Company and Consultant, if not otherwise covered hereunder.

Section 3. **DISCRETIONARY SERVICES.** At the request of the Company, Consultant, although under no obligation to do so, may, in his sole discretion, agree to provide the following services for and on behalf of the Company. Any of the Discretionary Services, if requested, will be the subject of separate agreements between the Company and Consultant,:

(a) ass st in securing commitments or funding from traditional institutions such as banks, finance or leasing companies;

(b) ass st in identifying other debt or debt convertible into equity (on or off the Company's balance sheet);

(c) assist in identifying and/or structuring an acquisition(s) for or by the Company separate and apart from the matters contemplated in Section 1(i) of this Agreement.

(d) ass st in locating a placement agent for a private placement of the shares of the Company's common stock;

(e) ass st in locating a managing underwriter or co-managing underwriter for a public offering of the Company s common stock and for facilitating the signing of a Letter of Intent.

If consultant agrees to provide any of the services identified in Section 6(a), (b), (c), (d) and (e), the Company shall reimburse Consultant for his reasonable out-of-pocket expenses incurred in connection therewith as provided in Section 7 of this Agreement.

Section 4. **TERM OF AGREEMENT.** This Agreement shall become effective as of the date first written above and shall continue for a period of twelve(12) months thereafter (hereinafter, the "Term" and/or the "Initial Term"). This Agreement shall automatically renew for an additional twelve(12) month term (hereinafter, the "Renewal Term") unless either party gives written notice to the other no less than thirty (30) days prior to the expiration of the Term. Which states that such party does not desire to renew the Agreement pursuant to this Section 4 of the Agreement. In the event that such notice is given, the obligations of the Company as referenced in Section 6 of this Agreement shall remain in full force and effect for a period represented by the completion of, and any and all duties performed on behalf of the Company, up to the termination of this agreement..

Section 5. **SCOPE OF RETENTION.** The Company hereby retains Consultant as its non-exclusive financial and business consultant and as a non-exclusive finder during the Term of this Agreement. Consultant is not a licensed broker-dealer or investment advisor and will not: 1) render services in connection with the offer and sale of securities in a capital raising transaction; 2) provide direct

and/or indirect promotion of the Company's securities; and 3) perform any activities which will require Consultant to register as a broker/dealer and/or an investment advisor.

Section 6. **COMPENSATION**. As the initial compensation for its Services, upon execution of this Agreement, the Company shall pay Consultant ($5,000.00USD). In addition to the Initial Compensation, thirty (30) days after the receipt of Initial Compensation and each thirty (30) day period thereafter the Company shall pay Consultant one for all and multiple services. Additionally, if, during the Term of this Agreement, the Company requests in writing that Consultant assist the Company in merging with and/or acquiring any other entity(ies) and such services are actually and satisfactorily provided. At the closing of any and all such mergers and/or acquisitions, shall issue to Consultant, as full consideration for its services in connection therewith. Consultant shall be obligated to confirm in writing to Company, Company's request that Consultant assist the Company in such merger(s) and/or acquisition(s). Such confirmation shall be made pursuant to Section 14 of this Agreement and shall be made within a reasonable time following Company's request for assistance. In the event that Consultant is the procuring cause in a successful corporate financing on behalf of the Company, Consultant shall be compensated in the minimal amount of 10% of the total value of the corporate financing. Fees are due and payable at the close of the respective transactions.

Section 7. **REIMBURSEMENT OF REASONABLE COSTS**. Consultant shall be reimbursed, within Ten (10) Days of presentation of an invoice (with appropriate vouchers attached) by Consultant to the Company for all reasonable and necessary out of pocket expenses, including travel, incurred by Consultant in connection with Consultants performance hereunder. Consultant will notify and obtain the approval of the Company for all costs and expenses which exceed US$5000.

The Company agrees to maintain a reasonable marketing budget to be prepared by Consultant and approved in writing by the Company before any expenses are incurred or committed by Consultant

Section 8. **NON-CIRCUMVENTION**. During the term (including the Initial Term and Renewal Term if such is applicable) of this Agreement, Consultant and/or the Company may introduce the other to valuable business contacts ("Business Contacts"), including, without limitation, existing or potential investors, merger and/or acquisition candidates, lenders, borrowers, purchasers, sellers, customers and other business associates of the other. As such, both Consultant and the Company acknowledge that the identity and all other information concerning such Business Contacts (including, without limitation, all mailing information, phone numbers, email addresses and other contact information) is the property of the introducing party, and each shall treat the same as confidential information. Both the Company and the Consultant further agree that, with respect to each others Business Contacts, both the Consultant and the Company shall not (without first obtaining the prior written consent of the other) for a period of one (1) year following such introduction: 1) contact the Business Contact of the other; 2) use the same except in the context of any joint venture or other business relationship with the other; 3) shall not disclose the same to any third party; and 4) independently pursue a business and/or commercial relationship with such Business Contact.

As the Company and Consultant agree that any such unauthorized disclosure and/or contact will cause irreparable harm and significant financial injury to the introducing party and that, should legal action be required by Consultant or Company to remedy any harm and/or financial injury, the financial burden of actions and remedies shall be borne by the party who violated this Section 8 of the Agreement.

Section 9. **COUNTERPARTS**. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 10. **INDEMNIFICATION**. The Company agrees to indemnify and hold harmless its officers, directors, employees, affiliates and agents harmless from and against any and all [illegible], [illegible], damages and liabilities related to or arising out of any breach by the Company of its obligations under this Agreement and/or the Company's actions in connection with the transactions and/or [illegible] contemplated herein.

Consultant agrees to indemnify and hold harmless Company, its officers, directors, employees, affiliates and agents harmless from and against any and all losses, claims, damages and liabilities, related to or arising out of any breach by of its obligations under this Agreement.

Section 11. **INDEPENDENT CONTRACTOR.** Consultant and the Company hereby acknowledge and agree that Consultant is an independent contractor and is not a licensed broker-dealer or investment advisor and will not: 1) render services in connection with the offer and sale of securities in a capital raising transaction; 2) provide direct and/or indirect promotion of the Company's securities; and 3) perform any activities which will require Consultant to register as a broker/dealer and/or an investment advisor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or a joint venture with the Company. In addition, Consultant shall take no action which binds, or purports to bind, the Company.

Section 12. **LAW, FORUM AND JURISDICTION.** This Agreement shall be construed and interpreted in accordance with the laws of the State of Arizona. The parties hereto agree that any dispute arising under this Agreement, whether during the Term or at any subsequent time, shall be resolved exclusively in the courts of the State of Arizona; the parties hereto hereby agree to submit to the jurisdiction of such courts for all purposes provided herein.

Section 13. **NOTICES.** Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, or sent by express mail or telegram, or transmitted by fax or e-mail, addressed as set forth herein below.

If to Consultant: Rayne Forecast Inc.: 29530 N. Birch Ave., Lake Bluff, IL 60044

If to the Company:

The parties may change their address to any other address as shall be furnished by written notice from any party changing address to the other party in the manner for giving notices as set forth in this Section 14. Any notice or communication given pursuant hereunder shall be deemed to have been given as of the date so delivered, sent, or transmitted.

Section 14. **ATTORNEYS' FEES.** In the event that any party institutes any action to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party shall reimburse the non-breaching party for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 15. **CONFIDENTIALITY.** Each party hereto agrees with the other party hereto that, unless and until mutually agreed upon, they and their representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:

(i) to the extent such data or information are a matter of public knowledge or are required by law to be published; and,

(ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 16. **TERMINATION.** This Agreement may be cancelled by either party hereto upon a material breach of this Agreement by the other party upon thirty (30) days written notice. Such written notice shall identify the reason for such cancellation.

Section 17. **THIRD PARTY BENEFICIARIES.** This Agreement is solely among and between Consultant and the Company and, except as specifically provided herein, no creditor, director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 18. **SURVIVAL; TERMINATION.** The representations, warranties and covenants of the respective parties shall survive the consummation of the transactions herein contemplated.

Section 19. **AMENDMENT OR WAIVER.** Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other party shall be construed as a waiver of the same or any other obligation or default then, theretofore, or thereafter occurring or existing. At any time during the Term this Agreement may be amended by a written amendment executed by the parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written notice executed by the waiving or extending party.

Section 20. **INCORPORATION OF RECITALS.** All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

Section 21. **HEADINGS; CONTEXT.** The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only, do not form a part hereof, and in no way modify, interpret or construe the meaning of this Agreement.

Section 22. **BENEFIT.** This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their assigns permitted hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 23. **SEVERABILITY.** In the event that any particular provision or provisions of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 24. **NO STRICT CONSTRUCTION.** The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof.

Section 25. **EXECUTION KNOWING AND VOLUNTARY.** In executing this Agreement, the parties severally acknowledge and represent that each:

(a) has fully and carefully read and considered this Agreement;

(b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this Agreement and all terms and conditions hereof;

(c) has been afforded the opportunity to negotiate as to any and all terms hereof; and

(d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 26. **ENTIRE AGREEMENT.** This Agreement represents the entire agreement between the parties hereto relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof and there are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Intentionally Left **Blank**

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EXECUTIVE

_________________________ Date: September 1, 2001

Todd A. Davis

PANAMED CORPORATION

By: _________________________ Date: 9-1-2001

Phillip J. Butler
President, CEO
Chairman of the Board